                                  EXHIBIT 4.10

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


                               AMBIENT CORPORATION

                          COMMON STOCK PURCHASE WARRANT

          1. ISSUANCE; CERTAIN DEFINITIONS. In consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by AMBIENT CORPORATION, a Delaware corporation (the "Company"), MELTON MANAGEMENT LTD. or registered assigns (the "Holder") is hereby granted the right to purchase at any time until 5:00 P.M., New York City time, on the Expiration Date (as defined below), Eight Hundred Thousand (800,000) fully paid and nonassessable shares of the Company's Common Stock, $0.001 par value per share (the "Common Stock"), at an initial exercise price per share (the "Exercise Price") of $0.15 per share, subject to further adjustment as set forth herein. This Warrant is being issued pursuant to the terms of that certain Securities Purchase Agreement, dated as of September 8, 2003 (the "Agreement"), to which the Company and Holder (or Holder's predecessor in interest) are parties. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

          2.   EXERCISE OF WARRANTS.

               2.1  GENERAL.

               (a) This Warrant is exercisable in whole or in part at any time and from time to time. Such exercise shall be effectuated by submitting to the Company (either by delivery to the Company or by facsimile transmission as provided in Section 8 hereof) a completed and duly executed Notice of Exercise (substantially in the form attached to this Warrant Certificate) as provided in this paragraph. The date such Notice of Exercise is faxed to the Company shall be the "Exercise Date," provided that the Holder of this Warrant tenders this Warrant Certificate to the Company within five (5) business days thereafter. The Notice of Exercise shall be executed by the Holder of this Warrant and shall indicate (i) the number of shares then being purchased pursuant to such exercise and (ii) if applicable (as provided below), whether the exercise is a cashless exercise. Upon surrender of this Warrant Certificate, together with appropriate payment of the Exercise Price for the shares of Common Stock purchased, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased.

               (b) The provisions of this Section 2.1(b) shall only be applicable if, and only if, on the Exercise Date there is no effective Registration Statement covering the Warrant

Shares. If the Notice of Exercise form elects a "cashless" exercise, the Holder shall thereby be entitled to receive a number of shares of Common Stock equal to
(w) the excess of the Current Market Value (as defined below) over the total cash exercise price of the portion of the Warrant then being exercised, divided by (x) the Market Price of the Common Stock as of the trading day immediately prior to the Exercise Date. For the purposes of this Warrant, the terms (y) "Current Market Value" shall be an amount equal to the Market Price of the Common Stock as of the trading day immediately prior to the Exercise Date, multiplied by the number of shares of Common Stock specified in such Notice of Exercise Form, and (z) "Market Price of the Common Stock" shall be the closing price of the Common Stock as reported by the Reporting Service for the relevant date.

               (c) If the Notice of Exercise form elects a "cash" exercise (or if the cashless exercise referred to in the immediately preceding paragraph (b) is not available in accordance with its terms), the Exercise Price per share of Common Stock for the shares then being exercised shall be payable in cash or by certified or official bank check.

               (d) The Holder shall be deemed to be the holder of the shares issuable to it in accordance with the provisions of this Section 2.1 on the Exercise Date.

               2.2 LIMITATION ON EXERCISE. Notwithstanding the provisions of this Warrant, the Agreement or of the other Transaction Agreements, in no event (except (i) as specifically provided in this Warrant as an exception to this provision, (ii) during the forty-five (45) day period prior to the Expiration Date, (iii) after the Company issues an Early Expiration Date Notice (as defined below), or (iv) while there is outstanding a tender offer for any or all of the shares of the Company's Common Stock) shall the Holder be entitled to exercise this Warrant, or shall the Company have the obligation to issue shares upon such exercise of all or any portion of this Warrant to the extent that, after such exercise the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised portion of the Warrants or other rights to purchase Common Stock or through the ownership of the unconverted portion of the Debentures or other convertible securities), and (2) the number of shares of Common Stock issuable upon the exercise of the Warrants with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock (after taking into account the shares to be issued to the Holder upon such exercise). For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), except as otherwise provided in clause (1) of such sentence. The Holder, by its acceptance of this Warrant, further agrees that if the Holder transfers or assigns any of the Warrants to a party who or which would not be considered such an affiliate, such assignment shall be made subject to the transferee's or assignee's specific agreement to be bound by the provisions of this Section 2.2 as if such transferee or assignee were the original Holder hereof.

               2.3 CERTAIN DEFINITIONS. As used herein, each of the following terms has the meaning set forth below, unless the context otherwise requires:

               (a) "Closing Price" means the closing price during regular trading hours of the Common Stock (in U.S. Dollars) on the Principal Trading Market, as reported by the Reporting Service.

               (b) "Expiration Date" means the earlier of September 30, 2006 or the Early Expiration Date (as defined below).

               (c) "Principal Trading Market" means the Over the Counter Bulletin Board Market.

               (d) "Reporting Service" means Bloomberg LP or if that service is not then reporting the relevant information regarding the Common Stock, a comparable reporting service of national reputation selected by the Holder and reasonably acceptable to the Company.

               (e) "Target Price" means $1.00 per share, subject to further adjustment in the same manner as adjustments to the Exercise Price are made herein.

               (f) "Trading Day" means any day during which the Principal Trading Market shall be open for business.

               2.4 EARLY EXPIRATION DATE. So long as an effective registration statement exists with respect to the resale of the shares issuable on exercise of this Warrant, if the Closing Price for the Common Stock is more than the Target Price for each of twenty (20) consecutive Trading Days (the twentieth of such consecutive Trading Days, the "Target Trading Day"), then the Company will have the right to give the Holder a written notice (an "Early Expiration Date Notice") within five (5) Trading Days after the Target Trading Day. The Early Expiration Date Notice shall state that the Expiration Date shall be a date specified in such notice (the "Early Expiration Date"), which date shall not be earlier than sixty (60) days after the Target Trading Day.

          3. RESERVATION OF SHARES. The Company hereby agrees that at all times during the term of this Warrant there shall be reserved for issuance upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant (the "Warrant Shares").

          4. MUTILATION OR LOSS OF WARRANT. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

          5. RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

          6.   PROTECTION AGAINST DILUTION AND OTHER ADJUSTMENTS.

               6.1 ADJUSTMENT MECHANISM. If an adjustment of the Exercise Price is required pursuant to this Section 6, the Holder shall be entitled to purchase such number of shares of Common Stock as will cause (i) (x) the total number of shares of Common Stock Holder is entitled to purchase pursuant to this Warrant following such adjustment , multiplied by (y) the adjusted Exercise Price per share, to equal the result of (ii) (x) the dollar amount of the total number of shares of Common Stock Holder is entitled to purchase before adjustment, multiplied by (y) the total Exercise Price before adjustment.1

               6.2 CAPITAL ADJUSTMENTS. In case of any stock split or reverse stock split, stock dividend, reclassification of the Common Stock, recapitalization, merger or consolidation (where the Company is not the surviving entity), the provisions of this Section 6 shall be applied as if such capital adjustment event had occurred immediately prior to the date of this Warrant and the original Exercise Price had been fairly allocated to the stock resulting from such capital adjustment; and in other respects the provisions of this Section shall be applied in a fair, equitable and reasonable manner so as to give effect, as nearly as may be, to the purposes hereof. A rights offering to stockholders shall be deemed a stock dividend to the extent of the bargain purchase element of the rights.

               6.3 ADJUSTMENT FOR SPIN OFF. If, for any reason, prior to the exercise of this Warrant in full, the Company spins off or otherwise divests itself of a part of its business or operations or disposes all or of a part of its assets in a transaction (the "Spin Off") in which the Company does not receive compensation for such business, operations or assets, but causes securities of another entity (the "Spin Off Securities") to be issued to security holders of the Company, then the Company shall cause (i) to be reserved Spin Off Securities equal to the number thereof which would have been issued to the Holder had all of the Holder's unexercised Warrants outstanding on the record date (the "Record Date") for determining the amount and number of Spin Off Securities to be issued to security holders of the Company (the "Outstanding Warrants") been exercised as of the close of business on the trading day immediately before the Record Date (the "Reserved Spin Off Shares"), and (ii) to be issued to the Holder on the exercise of all or any of the Outstanding Warrants, such amount of the Reserved Spin Off Shares equal to


---------------------------------
1 Example: Assume 100,000 shares remain under Warrant at original stated Exercise Price of $0.15. Total exercise price (clause (y) in text) is (i) 100,000 x (ii) $0.15, or $15,000. Company effects 2:1 stock split. Exercise Price is adjusted $0.075. Number of shares covered by Warrant is adjusted to 200,000, because (applying clause (x) in text) (i) 200,000 x (ii) $0.075 = $15,000.

(x) the Reserved Spin Off Shares, multiplied by (y) a fraction, of which (I) the numerator is the amount of the Outstanding Warrants then being exercised, and
(II) the denominator is the amount of the Outstanding Warrants.

          7.   TRANSFER TO COMPLY WITH THE SECURITIES ACT; REGISTRATION RIGHTS.

               7.1 TRANSFER. This Warrant has not been registered under the Securities Act of 1933, as amended, (the "Act") and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Warrant Shares. Neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the Act. Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section.

               7.2 REGISTRATION RIGHTS. Reference is made to Registration Rights Provisions in Section 4(g) of the Securities Purchase Agreement, the terms of which are incorporated herein by reference.

          8. NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission or sent by certified, registered or express mail, return receipt requested, postage pre-paid. Any such notice shall be deemed given when so delivered personally, or sent by confirmed and acknowledged facsimile transmission, or, if so mailed, two days after the date of deposit in the United States mails, as follows:

               (i)   if to the Company, to:

                     AMBIENT CORPORATION
                     79 Chapel Street
                     Suite 300
                     Newton, MA 02458
                     Attn: President
                     Telephone No.: (617) 332-7680
                     Telecopier No.: (617) 332-7260
               with a copy to:

                     Aboudi & Brounstein
                     Attn: David Aboudi, Esq.
                     Rechov Gavish 3, POB 2432
                     Kfar Saba Industrial Zone 44641 Israel
                     Telephone No.: (011-972-9) 764-4833
                     Telecopier No.: (011-972-9) 764-4834

               (ii)  if to the Holder, to:

                     MELTON MANAGEMENT LTD.
                     c/o Yehuda Breitkope
                     26 Agasi St.
                     Har Nof, Jerusalem, Israel
                     Telephone No.: (011 972 2) 651-2438
                     Telecopier No.: (011 972 2) 652-1063

               with a copy to:

                     Krieger & Prager LLP, Esqs.
                     39 Broadway
                     Suite 1440
                     New York, NY 10006
                     Attn: Ronald Nussbaum, Esq.
                     Telephone No.: (212) 363-2900
                     Telecopier No.  (212) 363-2999

Any party may, by notice given in accordance with this Section to the other parties, designate another address or person for receipt of notices hereunder.

          9. SUPPLEMENTS AND AMENDMENTS; WHOLE AGREEMENT. This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto. This Warrant contains the full understanding of the parties hereto with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

          10. GOVERNING LAW. This Warrant shall be deemed to be a contract made under the laws of the State of Delaware for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of Wilmington or the state courts of the State of Delaware sitting in the City of Wilmington in connection with any dispute arising under this Warrant and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON CONVENIENS, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the Buyer in enforcement of or protection of any of its rights under any of the Transaction Agreements.

          11. JURY TRIAL WAIVER. The Company and the Holder hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out or in connection with this Warrant.

          12. COUNTERPARTS. This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          13. DESCRIPTIVE HEADINGS. Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the 8th day of September, 2003.


                                           AMBIENT CORPORATION


                                           By:  /s/ John J. Joyce
                                              --------------------------------
                                                John J. Joyce

                                           -----------------------------------
                                           (Print Name)
                                                   CEO

                                           -----------------------------------
                                           (Title)

                          NOTICE OF EXERCISE OF WARRANT

     The undersigned hereby irrevocably elects to exercise the right, represented by the Warrant Certificate dated as of ________________, 20___ , to purchase ___________ shares of the Common Stock, $0.001 par value, of AMBIENT CORPORATION and tenders herewith payment in accordance with Section 1 of said Common Stock Purchase Warrant.

[ ]  CASH: $                                = (Exercise Price x Exercise Shares)
            -------------------------------

          Payment is being made by:
               [ ]  enclosed check
               [ ]  wire transfer
               [ ]  other

[ ]  CASHLESS EXERCISE

          Net number of Warrant Shares to be issued to Holder :          *
                                                                ---------

          * based on:  Current Market Value - (Exercise Price x Exercise Shares)
                       ---------------------------------------------------------
                                     Market Price of Common Stock

          where:
          Market Price of Common Stock ["MP"]         =        $
                                                                ---------------
          Current Market Value [MP x Exercise Shares] =        $
                                                                ---------------

     It is the intention of the Holder to comply with the provisions of Section
2.2 of the Warrant regarding certain limits on the Holder's right to exercise thereunder. Based on the analysis on the attached Worksheet Schedule, the Holder believe this exercise complies with the provisions of said Section 2.2. Nonetheless, to the extent that, pursuant to the exercise effected hereby, the Holder would have more shares than permitted under said Section, this notice should be amended and revised, ab initio, to refer to the exercise which would result in the issuance of shares consistent with such provision. Any exercise above such amount is hereby deemed void and revoked.

     Please deliver the stock certificate to:





Dated:
       ----------------------


-----------------------------
[Name of Holder]

By:
    -------------------------

                          NOTICE OF EXERCISE OF WARRANT
                               WORKSHEET SCHEDULE



1. Current Common Stock holdings of Holder and Affiliates
                                                             -----------------
2. Shares to be issued on current exercise
                                                             -----------------

3. Other shares eligible to be acquired without restriction
                                                             -----------------

4. Total [sum of Lines 1 through 3]
                                                             -----------------

5. Outstanding shares of Common Stock*
                                                             -----------------

6. Adjustments to Outstanding

         a. Shares known to Holder as previously issued
            to Holder or others but not included in Line 5
                                                             -----------------

         b. Shares to be issued per Line 2
                                                             -----------------

         c. Total Adjustments [Lines 6a and 6b]
                                                             -----------------

7. Total Adjusted Outstanding [Lines 5 plus 6c]
                                                             -----------------

8. Holder's Percentage [Line 4 divided by Line 7]                             %
                                                             -----------------

[Note: Line 8 not to be above 4.99%]

* Based on latest SEC filing by Company or information provided by executive officer of Company, counsel to Company or transfer agent